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                                                                     EXHIBIT 5.1
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                    [Goodwin, Procter & Hoar LLP Letterhead]

                                  July 1, 1997



Bradley Real Estate, Inc.
40 Skokie Boulevard, Suite 600
Northbrook, IL 60062-1626

         RE:   Legality of Securities to be Registered Under Registration
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               Statement on Form S-8
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Ladies and Gentlemen:

         This opinion is furnished in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 600,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Bradley Real Estate, Inc., a Maryland corporation (the "Company").

         In connection with rendering this opinion, we have examined the Articles of Amendment and Restatement of the Company, as amended and restated to the date hereof; the By-laws of the Company; such records of the corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Registration Statement; and the Bradley Real Estate, Inc. Amended and Restated 1993 Stock Option and Incentive Plan (the "Plan").

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts and the Maryland General Corporation Law.

         Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plan, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                        Very truly yours,



                                        /s/ GOODWIN, PROCTER & HOAR  LLP
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                                        GOODWIN, PROCTER & HOAR LLP